Exhibit 2

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                              UNITED MEXICAN STATES

                       Global Medium-Term Notes, Series A
                   Due Nine Months or More from Date of Issue

                   $1,000,000,000 5.875% Global Notes due 2014

                                 Terms Agreement



                                                                 October 7, 2003

Secretaria de Hacienda y Credito Publico
Unidad de Credito Publico
Palacio Nacional
Patio Central, 3er Piso
Oficina 3010
Colonia Centro
Mexico D.F. 06000
Mexico

                  Subject in all respects to the terms and conditions contained in the Amended and Restated Selling Agency Agreement, dated December 28, 2001 (the "Selling Agency Agreement"), between the United Mexican States ("Mexico") and the agents named therein (the "Agents"), and as modified by the terms and conditions hereof, each of the managers identified on Annex I hereto (the "Managers") severally and not jointly agrees to purchase, and Mexico agrees to sell to each of them, the principal amount set forth next to such Manager's name in Annex I hereto of 5.875% Global Notes due 2014 (the "Notes") of Mexico, having the terms set forth in the Pricing Supplement dated the date hereof attached hereto as Annex II (the "Pricing Supplement"), at the Purchase Price set forth in the Pricing Supplement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pricing Supplement and the Selling Agency Agreement. All of the provisions of the Selling Agency Agreement are incorporated herein by reference, as modified by the additional terms set forth below:

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Closing Date and Time:                  10:00 a.m. (New York time) on October
                                        14, 2003

Payment: The Managers will pay or cause to be paid to Mexico the Purchase Price for the Notes (being the aggregate amount payable for the Notes calculated at the Issue Price for the Notes, plus accrued interest on the Notes, if any, from October 14, 2003, and less the discount for the Notes specified in the Pricing Supplement). Such payment shall be made in U.S. dollars in immediately available funds to an account designated by Mexico.

Place of Delivery of Notes:             The Closing shall be held at the New
                                        York office of Cleary, Gottlieb, Steen &
                                        Hamilton.

Period during which additional External
Indebtedness may not be sold pursuant to
Section 4(r) of the Selling Agency
Agreement:                              None.

Force Majeure Provision:                _____ Section 9(b)(i) of the Selling
                                        Agency Agreement

                                        __X__ Section 9(b)(ii) of the Selling
                                        Agency Agreement

Stabilization:                          The Managers (or, in the United Kingdom,
                                        J.P. Morgan Securities Inc.) may, to the extent permitted by applicable law, over-allot or effect transactions in the open market or otherwise in connection with the distribution of the Notes with a view to stabilizing or maintaining the market price of the Notes at levels other than those which might otherwise prevail in the open market, but in doing so the Managers shall act as principal and not as agent of Mexico. Such transactions, if commenced, may be discontinued at any time. As between Mexico and the Managers, any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be retained, by the Managers.

Expenses:                               The Managers have agreed to pay certain
                                        of Mexico's expenses as set out in the
                                        letter dated as of October 7, 2003,
                                        signed by the Managers.

Other Provisions:                       In connection with the purchase of the
                                        Notes by Bear, Stearns & Co. Inc. for
                                        resale pursuant to Section 2 of the
                                        Selling Agency Agreement, Mexico hereby
                                        appoints Bear, Stearns & Co. Inc. as
                                        Additional Agent (as such term is
                                        defined in the Selling Agency Agreement) for the purpose of the transaction described herein.


                  Section 15 of the Selling Agency Agreement (relating to the submission to the jurisdiction of any state or federal court in the Borough of Manhattan in The City of New York by the parties thereto) is incorporated by reference herein, except that all references therein to "this Agreement" shall be deemed references to this Terms Agreement.

                  THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.

                  This Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.


J.P. MORGAN SECURITIES INC.


 By:  /s/ Wendi G. Royal
     -----------------------------------
     Name:  Wendi G. Royal
     Title: Vice President


MORGAN STANLEY & CO. INCORPORATED


 By: /s/ Harold S. Hendershot III
     -----------------------------------
     Name:  Harold S. Hendershot III
     Title: Executive Director


BEAR, STEARNS & CO. INC.


 By:  /s/ Rodrigo Ocejo
     -----------------------------------
     Name:  Rodrigo Ocejo
     Title: Managing Director


UBS SECURITIES LLC


 By:  /s/ W. Carusoglu
     -----------------------------------
     Name:  W. Carusoglu
     Title: Executive Director


UBS SECURITIES LLC


 By:  /s/ R. Osterwalder
     -----------------------------------
     Name:  R. Osterwalder
     Title: Director


Accepted:

UNITED MEXICAN STATES


By:   /s/ Alonso Garcia Tames
     -----------------------------------
     Name: Alonso Garcia Tames
     Title: Undersecretary of Finance
            and Public Credit of the
            Ministry of Finance and
            Public Credit
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                                                                         Annex I


                 Managers                            Principal Amount of Notes
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J.P. Morgan Securities Inc. ...............                     $ 450,000,000
Morgan Stanley & Co. Incorporated..........                       450,000,000
Bear, Stearns & Co. Inc....................                        50,000,000
UBS Securities LLC.........................                        50,000,000
       Total...............................                   $ 1,000,000,000
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